UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
March 7, 2006
Date of Report (Date of Earliest Event Reported):
XYBERNAUT CORPORATION
(Exact Name of Registrant as Specified in its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15086 (Commission File Number)	54-1799851 (I.R.S. Employer Identification Number)
5175 PARKSTONE DRIVE,
SUITE 130,
CHANTILLY, VIRGINIA 20151
(Address of Principal Executive Offices) (Zip Code)
(703) 480-0480
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 AMENDMENT OF A MATERIAL DEFINITIVE AGREEMENT
As previously reported in Item 1.01 and Item 2.03 of Form 8-K filed November 21, 2005, Xybernaut Corporation (the “Company”) and Xybernaut Solutions, Inc. (together with the Company, the “Debtors”) entered into a Secured Promissory Note (the “Note”) and Security Agreement (collectively the “Original DIP Credit Facility”) on November 15, 2005 with LC Capital Master Fund, Ltd. (“LC Fund”) which was approved by the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) by an order dated October 27, 2005.
The Debtors and LC Fund have agreed to amend certain terms of the DIP Credit Facility to waive any defaults and resolve disputes, if any, among the parties. On March 7, 2006, the Debtors and LC Fund executed a stipulation and order approving certain amended terms of the DIP Credit Facility (the “Amended DIP Credit Facility”), and the Debtors filed a motion asking the Bankruptcy Court to enter such stipulation and order. An amended budget has also been submitted to the Bankruptcy Court.
Pursuant to the stipulation and order and upon Bankruptcy Court approval, LC Fund agrees to fund loans each month under the Amended DIP Credit Facility as listed in the amended budget. The maximum borrowings under the Amended DIP Credit Facility will not exceed $951,726 through April 16, 2006 and will not exceed $1,169,125 through May 31, 2006.
The events that the Debtors covenanted to perform as set forth on Exhibit C to the Note will also be amended, subject to Bankruptcy Court approval. Confidential treatment will be requested for Exhibit C when a copy of the Amended DIP Credit Facility is filed.
Upon Bankruptcy Court approval, the Creditors Committee will waive all funding under the GUC Escrow that would otherwise have been made prior to April 16, 2006. After April 16, 2006, such waiver will continue so long as the sale process agreed to in the stipulation and order and in amended Exhibit C remains in effect.
The Note will be amended to provide that if the sale process results in a final offer that is insufficient to repay the obligations under the Amended DIP Credit Facility in full that are projected to be outstanding, such offer may not be accepted or approved without the consent of LC Fund and the Debtors will accept any such offer if LC Fund so directs.
Prior to the Bankruptcy Court’s approval of the stipulation and order, the Debtors can only borrow an additional $147,703.15. Under the Original DIP Credit Facility, LC Fund did not fund beyond its own fees and no funds were advanced to the Company for operations prior to March 9, 2006. As a result, the Company was unable to make payroll on February 15 and February 28. On March 9, 2006, LC Fund advanced to the Company $147,703.15 which was used to make the February 15, 2006 payroll. No employees left the employment of the Company as a result of these events.
The maturity date of the Note will be changed from October 31, 2006 to June 10, 2006.

The Debtors were required to engage new investment bankers to replace IP Innovation Financial Services, Inc. within three business days of the parties executing the stipulation. On March 10, 2006, the Debtor executed an agreement with Technology Option Capital, LLC (“TOC”) and an agreement with SSG Capital Advisors, L.P. (“SSG”). Both of these agreements were filed on March 10, 2006 with the Bankruptcy Court for approval.
LC Fund has retained a consultant to analyze the amended budget. Subject to Bankruptcy Court approval, the Debtors and LC Fund will each pay 50% of the costs and reasonable expenses of the consultant. The total cost for the consultant is not expected to exceed $25,000 per month, with the Debtors’ share being no more than $12,500 per month. The Debtors’ portion thereof will be financed under the Original DIP Credit Facility and will be incremental to allowed expenses and borrowings under the amended budget and Amended DIP Credit Facility.
The Company cannot provide any assurance that the Bankruptcy Court will approve the stipulation and order relating to the Amended DIP Credit Facility as filed.
On March 10, 2006, the Debtors entered into an agreement with TOC which is subject to Bankruptcy Court approval. Under the agreement, TOC will provide complex intellectual asset management services by presenting an intellectual asset monetization strategy. The term of this agreement is 180 days from January 24, 2006. Subject to Bankruptcy Court approval, TOC will receive the following advisory fees and expenses: (i) a fee of $50,000 for services already provided by TOC with payment deferred until funding is received by the Debtors for the monetization of assets; (ii) a success fee equal to 4.00% of the cumulative aggregate value of any sale up to $10,000,000 and 8.00% of the cumulative aggregate value of any sale for the portion in excess of $10,000,000, which success fee will not be less than $250,000; (iii) a success fee equal to 75% of the amount calculated under (ii) above in the event the Debtors close a sale with a certain party; and (iv) a retainer of $25,000 to be paid within 10 days of Bankruptcy Court approval to be used for out-of-pocket expenses. Subject to Bankruptcy Court approval, the success fees mentioned in (ii) and (iii) above are payable at each and every funding of a sale. Either TOC or the Debtors can terminate the agreement at any time with or without cause by giving the other at least 10 days’ prior written notice. The agreement also contains provisions related to indemnification, confidentiality and certain other matters.
On March 10, 2006, the Debtors entered into an agreement with SSG which is subject to Bankruptcy Court approval. Under the agreement, SSG will provide investment banking services to the Debtors focusing on the sale of the operating businesses and assets, including, but not limited to, any and all intellectual property. Subject to Bankruptcy Court approval, SSG will receive the following compensation: (i) an initial fee of $25,000 due upon Bankruptcy Court approval which will be credited against the sale fee; (ii) a sale fee of 5.0% of the total consideration of a sale up to $10,000,000 and 10% of the total consideration of a sale for the portion in excess of $10,000,000, which sale fee will not be less than $250,000; (iii) a sale fee equal to 75% of the amount calculated under (ii) above in the event the Debtors close a sale transaction with a certain party; and (iv) reasonable out-of-pocket expenses incurred by SSG in connection with its duties under the agreement. The term of this agreement is six months from the date of the Bankruptcy Court approval and may thereafter be terminated by the Debtors or SSG upon 30 days prior written notice to the other; provided that the Debtors or SSG may terminate the agreement by written notice immediately upon the closing of a sale transaction of all the assets. The agreement also contains provisions related to indemnification, confidentiality and certain other matters.
The Company cannot provide any assurance that the Bankruptcy Court will approve the agreement with TOC or the agreement with SSG.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION
The description of the Amended DIP Credit Facility set forth in paragraphs one through eleven in Item 1.01 is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYBERNAUT CORPORATION

By:	/s/ John F. Moynahan

John F. Moynahan
Executive Vice President and
Chief Financial Officer
Dated: March 13, 2006